SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934
               Date of Report (date of earliest event reported):
                               February 10, 1998
                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.
                      -----------------------------------
            (Exact name of registrant as specified in its charter)
                 Colorado          0-4882          84-0581776
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  (State or other jurisdiction of incorporation)          (Commission File No.)
                         (IRS Employer Identification No.)


633  Seventeenth  Street,  Suite  1600,  Denver,  Colorado
          80202
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(Address  of  principal  executive  offices)                    (Zip  Code)

                                   (303) 292-1111
                                   --------------
             (Registrant's telephone number, including area code)

                                   Not applicable
                                   --------------
         (Former name or former address, if changed since last report)

Items  1  -  4.          Inapplicable.
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Item  5.          Other  Events
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Scientific  Software-Intercomp, Inc. (SSI) announced on February 12, 1998 that they have signed a preliminary agreement with LICENERGY, A/S (LIC) of Birkeroed, Denmark, to sell its Pipeline Simulation Division to LIC. A copy of the preliminary agreement is attached to this Form 8-K as Exhibit A. The transaction, a purchase of assets, has been approved by the Board of Directors
of  SSI.    Consideration  for  the  purchase  is  a cash payment of U.S. $1.5 million, with the price being adjusted at closing for the value of certain assets and the amount of certain assumed liabilities.

The preliminary agreement calls for a definitive agreement by 2 March 1998 and for closing of the transaction by 1 May 1998.

Items  6          Inapplicable.
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Item  7          Financial  Statements  and  Exhibits
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     (a)          Inapplicable.
     (b)          Inapplicable.
     (c)          Exhibits
          Preliminary  agreement  dated  February  10,  1998
Item  8.          Inapplicable.
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Date:  February  13,  1998                 SCIENTIFIC SOFTWARE-INTERCOMP, INC.





     By:          /s/  George  Steel
          George  Steel,  President  and  Chief  Executive  Officer
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